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
                                                                                     Years Ended
                                                                     October 29,     October 30,    October 31,
                                                                        1995            1994           1993
                                                                     ----------      ----------     ----------
Earnings per Common Share - Primary
   Average shares outstanding                                        41,405,428      41,042,134     39,868,386
   Net effect of dilutive stock options-based on the treasury
     stock method using average market price                            113,688         256,927        529,520
                                                                     ----------      ----------     ----------
     Totals                                                          41,519,116      41,299,061     40,397,906
                                                                     ==========      ==========     ==========
   Income from continuing operations before extraordinary charge
     and cumulative effect of change in accounting principle       $ 11,202,369    $ 52,317,557   $ 46,803,458
   Income from discontinued operations                                8,136,588      10,276,649     11,206,520
   Income from gain on sale of discontinued operations                5,532,748
   Extraordinary charge on early extinguishment of debt                              (1,037,808)
   Cumulative effect of change in accounting for income taxes                         4,468,386
                                                                     ----------      ----------     ----------
     Net income                                                    $ 24,871,705    $ 66,024,784   $ 58,009,978
                                                                     ==========      ==========     ==========
Per share amount:
   Income from continuing operations before extraordinary charge
     and cumulative effect of change in accounting principle       $        .27    $       1.27   $       1.16
   Income from discontinued operations                                      .20             .25            .28
   Income from gain on sale of discontinued operations                      .13
   Extraordinary charge on early extinguishment of debt                                    (.03)
   Cumulative effect of change in accounting for income taxes                               .11
                                                                     ----------      ----------     ----------
     Net income                                                    $        .60    $       1.60   $       1.44
                                                                     ==========      ==========     ==========
Earnings per Common Share - Fully diluted:
   Average shares outstanding                                        41,405,428      41,042,134     39,868,386
   Net effect of dilutive stock options-based on the treasury stock method using the quarter-end market price, if higher
     than average market price                                          113,688         264,408        551,553
   Assumed conversion of 8.5% zero coupon convertible debentures         (A)          5,213,456      5,224,513
                                                                     ----------      ----------     ----------
     Totals                                                          41,519,116      46,519,998     45,644,452
                                                                     ==========      ==========     ==========
   Income from continuing operations before extraordinary charge
     and cumulative effect of change in accounting principle       $ 11,202,369    $ 52,317,557   $ 46,803,458
   Add 8.5% zero coupon convertible debentures interest, net of
     income tax                                                          (A)          4,110,057      3,762,551
   Total from continuing operations before extraordinary charge      ----------      ----------     ----------
     and cumulative effect of change in accounting principle         11,202,369      56,427,614     50,566,009

   Income from discontinued operations                                8,136,588      10,276,649     11,206,520
   Income from gain on sale of discontinued operations                5,532,748
   Extraordinary charge on early extinguishment of debt                              (1,037,808)
   Cumulative effect of change in accounting for income taxes                         4,468,386
                                                                     ----------      ----------     ----------
     Net income                                                    $ 24,871,705    $ 70,134,841   $ 61,772,529
                                                                     ==========      ==========     ==========
Per share amount:
   Income from continuing operations before extraordinary charge
     and cumulative effect of change in accounting principle       $        .27    $       1.21   $       1.11
   Income from discontinued operations                                      .20             .22            .25
   Income from gain on sale of discontinued operations                      .13
   Extraordinary charge on early extinguishment of debt                                    (.02)
   Cumulative effect of change in accounting for income taxes                               .10
                                                                     ----------      ----------     ----------
     Net income                                                    $        .60    $       1.51   $       1.35
                                                                     ==========      ==========     ==========
   (A)     For the fiscal year 1995, both primary and fully diluted earnings per share utilized average shares outstanding and common stock equivalents.  No consideration was given to the convertible debentures since they were not considered dilutive.
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